UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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National Property Investors 8

(Name of Registrant as Specified In Its Charter)

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NATIONAL PROPERTY INVESTORS 8
c/o The Altman Group, Inc.
1200 Wall Street
3rd Floor
Lyndhurst, NJ 07071
(800) 217-9608 (toll-free telephone)
(201) 460-0050 (facsimile)
August 11, 2008

NOTICE OF SECOND EXTENSION OF SOLICITATION PERIOD

Dear Limited Partner:
     Notice is hereby given that the expiration of the solicitation period for which we are soliciting your consent to amend the Amended and Restated Certificate of Limited Partnership and Partnership Agreement (the “Partnership Agreement”) of National Property Investors 8, a California limited partnership (your “Partnership”), to extend the term of your Partnership from December 31, 2008 to December 31, 2021, has been extended from 5:00 p.m., New York City time, on August 11, 2008, to 5:00 p.m., New York City time, on August 25, 2008.
     The background, terms of, and reasons for the Amendment are included in your Partnership’s Consent Solicitation Statement dated July 8, 2008 (the “Consent Solicitation Statement”). At this time, the Partnership currently does not believe it is in the best interests of the partners to sell Huntington Athletic Club, a 212-unit apartment complex located in Morrisville, North Carolina, which sale would be required if the term of the Partnership is not extended beyond the maturity date of the existing mortgage indebtedness on the property (or the expected new mortgage indebtedness, which is also expected to include this extension of the term of the Partnership).
     The solicitation period is being extended to permit the Solicitation Agent, The Altman Group, Inc., additional time to solicit the number of votes required to approve the amendment to the Partnership Agreement (the “Amendment”). Pursuant to the Partnership Agreement, the consent of the limited partners who own more than 50% of all outstanding units of limited partnership interest in the Partnership (“Units”) is required to approve the Amendment. As described more fully in the Consent Solicitation Statement, the Amendment will be approved if limited partners (other than Aimco Properties, L.P., Aimco IPLP, L.P., and their affiliates (collectively, “Aimco”)) owning at least 2,895, or approximately 6.45%, of the outstanding Units, consent to the Amendment.
     As of August 7, 2008, with respect to the Units held by limited partners other than Aimco, approximately 2,263 Units have consented to the Amendment, 2,910 Units have withheld consent and 373 Units have abstained. Therefore, approximately 632 additional Units held by limited partners other than Aimco must consent to the Amendment for it to be approved. It is extremely important that you vote your Units, especially if you want the amendment to be approved and the term of the Partnership to be extended. If you have not already voted, please take the time to do so now by completing and returning the enclosed consent card to The Altman Group, Inc. in the postage-paid envelope provided.
     Questions or requests for additional copies of the Consent Solicitation Statement may be directed to The Altman Group, Inc. at its address set forth above.
Very truly yours,
NPI EQUITY INVESTMENTS, INC.

NATIONAL PROPERTY INVESTORS 8
CONSENT OF LIMITED PARTNER
     This consent is solicited by NPI Equity Investments, Inc., a Florida corporation and the managing general partner (the “Managing General Partner”) of National Property Investors 8, a California limited partnership (the “Partnership”). AS A RESULT OF ITS CONFLICTS OF INTEREST WITH THE LIMITED PARTNERS, THE MANAGING GENERAL PARTNER MAKES NO RECOMMENDATION WITH RESPECT TO THE PROPOSED AMENDMENT TO THE PARTNERSHIP AGREEMENT. This Consent Form when properly executed will be voted in the manner directed herein by the undersigned. IF NO ELECTION IS SPECIFIED WITH RESPECT TO THE PROPOSAL, ANY OTHERWISE PROPERLY COMPLETED AND SIGNED CONSENT FORM WILL BE DEEMED TO BE A CONSENT TO THE PROPOSAL.
     TO SAVE THE PARTNERSHIP ADDITIONAL VOTE SOLICITATION EXPENSES, PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.
     The undersigned limited partner of the Partnership, acting with respect to all limited partnership units held of record by the undersigned on July 3, 2008, hereby consents, withholds consent or abstains, with respect to the proposal specified below and more fully described in the Consent Solicitation Statement, dated July 8, 2008 (the “Consent Solicitation Statement”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed thereto in the Consent Solicitation Statement.

PROPOSAL:	Approval of Amendment to the Partnership Agreement to extend the term of Partnership until the 31st day of December, 2021.

☐ Consent

☐ Withhold Consent

☐ Abstain
     The undersigned hereby constitutes and appoints the Managing General Partner of the Partnership as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions necessary to implement the actions set forth above.
     Date:

Type or Print Name or Individual or Entity

By:

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     Please sign exactly as you hold your interest in the Partnership. When signing as an attorney-in-fact, executors, administrator, trustee or guardian, please give your full title. If an interest is jointly held, each holder should sign. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by a duly authorized person.
     A fully completed, signed and dated consent form should be sent by hand, by mail or by overnight courier to The Altman Group, Inc., 1200 Wall Street, 3rd Floor, Lyndhurst, New Jersey 07071, or by facsimile at (201) 460-0050. The consent solicitation will expire, and all consent forms must be received by 5:00 p.m., New York City time, on August 25, 2008, unless extended.